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                                   EXHIBIT 21

                       MEADOWBROOK INSURANCE GROUP, INC.
                              LIST OF SUBSIDIARIES




                                      Meadowbrook Insurance Group, Inc.

Meadowbrook, Inc.                     Star Insurance Company             Crest Financial Corporation    Meadowbrook Capital Trust I

Association Self Insurance            Savers Property and Casualty       American Highway Carriers      Meadowbrook Capital Trust II
Services, Inc.                        Insurance Company                  Association

Meadowbrook Intermediaries, Inc.      Ameritrust Insurance Corporation   Liberty Premium Finance,
                                                                          Inc.
Meadowbrook Risk Management, Inc.     Williamsburg National Insurance    Interline Insurance Services,
                                       Company                            Inc.
Meadowbrook of Nevada, Inc.           Preferred Insurance Company, Ltd.  Commercial Carriers Insurance
                                       (Bermuda)                         Agency, Inc.
Meadowbrook Insurance Agency, Inc.
                                      American Indemnity Insurance
Meadowbrook Risk Management, Ltd.      Company, Ltd.
 (Barbados)

Meadowbrook Risk Management, Limited
 (Bermuda)

Florida Preferred Administrators,
 Inc.

Case Management Resources, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New
 Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Market Place Resources, Inc.

National Osteopathic Physicians
Purchasing  Group, Inc.

National Realty Liability Alliance,
 Inc.
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